UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2026

CV SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54677	80-0944970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9530 Padgett Street, Suite 107 San Diego, California		92126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 290-2157

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on February 12, 2025, CV Sciences, Inc., a Delaware corporation (the “Company”) entered into a note purchase agreement (the “Original Purchase Agreement”) with an institutional investor (“Investor”), pursuant to which the Company issued and sold to the Investor a secured promissory note in the original principal amount of $1,600,000 (the “Original Note”). The Original Purchase Agreement and Original Note was amended on September 12, 2025 (the “Amended Original Purchase Agreement” and “Amended Original Note”, respectively).

Also as previously disclosed, on October 6, 2025, the Company entered into a note purchase agreement (the “Second Purchase Agreement” and, together with the Amended Original Purchase Agreement, the “Purchase Agreement”) with the Investor, pursuant to which the Company issued and sold to the Investor a second secured promissory note in the original principal amount of $600,000 (the “Second Note” and, together with the Amended Original Note, the “Notes”).

Also as previously disclosed, on March 4, 2026, the Company and the Investor entered into an agreement to, among other things, amend and restate the Notes (collectively, the “Amended Notes”), pursuant to which the outstanding balance of the Amended Notes may be converted into shares of common stock of the Company (the “Common Stock”) at a fixed conversion price of $0.06 per share. If, after the sale of the conversion shares received upon a conversion, the Investor receives net proceeds (net of brokerage, legal opinion fees, and transfer agent fees) of less than 100% of the principal amount of the Amended Notes so converted, and the aggregate shortfall under both Amended Notes exceeds $94,000, the Company will issue a new senior secured convertible note on substantially the same terms and conditions of the Amended Notes (each a “Third Note”) with a principal amount equal to the aggregate shortfall in excess of $94,000. Any Third Note so issued will be due April 6, 2027.

On April 6, 2026, the Company issued the Investor a Third Note with a principal amount of $99,614.04. On April 9, 2026, the Company and the Investor entered into an agreement (the “April Amendment”) to amend the Notes to implement a new fixed conversion price equal to $0.03 per share. The April Amendment also extended the maturity date of the Third Note to July 6, 2027. Finally, the April Amendment amended the Third Note to implement a new fixed conversion price equal to the lesser of (i) $0.03 per share and (ii) the closing price of the Common Stock on the day prior to the date of the original issuance of the Third Note. As the closing price of Common Stock on the day prior to the date of the original issuance of the Third Note was $0.04, the conversion price of the Third Note has been fixed at $0.03.

The preceding descriptions of the April Amendment and the Third Note do not purport to be complete and are qualified in their entirety by the full text of the April Amendment and the Third Note filed as exhibits to this report and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Senior Secured Convertible Note due July 6, 2027 (confidential portions of the exhibit have been omitted where indicated)
10.2	April Amendment dated April 9, 2026 (confidential portions of the exhibit have been omitted where indicated)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV SCIENCES, INC.

Date: April 10, 2026	By:	/s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer